As filed with the Securities and Exchange Commission on April 12, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549\

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	1381	98-0108989
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive

Houston, Texas 77079

(281) 925-6000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James L. McCulloch

Senior Vice President and General Counsel

GlobalSantaFe Corporation

15375 Memorial Drive

Houston, Texas 77079

(281) 925-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

J. David Kirkland, Jr.

Baker Botts L.L.P.

910 Louisiana

Houston, Texas 77002-4995

(713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☒ Registration No. 333-108643.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee(4)
Ordinary Shares, par value $0.01 per share	(1)	(1)	$200,000,000	$23,540

(1)	Not required to be included in accordance with Rule 457(o).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued under this Registration Statement exceed $200,000,000.

(3)	The registrant has previously registered securities with a maximum initial offering price of $1,000,000,000 pursuant to registration statement on Form S-3 (Registration No. 333-108643). As of the date of this Registration Statement, the aggregate initial offering price of securities which remain to be issued pursuant to such previously filed Registration Statement is $1,000,000,000.

(4)	The filing fee may be deducted from the Company’s credit balance of previously paid, un-used filing fees at the Securities and Exchange Commission, which exceeds the amount of the registration fee for this registration statement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-108643) (as amended, the “Prior Registration Statement”) and is being filed pursuant to General Instruction IV. of Form S-3 and Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement.

PART II

ITEM 16.	Exhibits

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Maples and Calder

23.1	Consent of PricewaterhouseCoopers L.L.P., Independent Accountants

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Netherland, Sewell and Associates, Inc.

23.4	Consent of DeGolyer and MacNaughton

24.1	Powers of Attorney for GlobalSantaFe Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on April 8, 2005.

GLOBALSANTAFE CORPORATION

By	/s/ James L. McCulloch
James L. McCulloch
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2005.

Signature	Title

* Jon A. Marshall	President and Chief Executive Officer and Director (Principal Executive Officer)

* W. Matt Ralls	Senior Vice President and Chief Financial Officer (Principal Financial Officer )

* Michael R. Dawson	Vice President and Controller (Principal Accounting Officer )

* Robert E. Rose	Chairman of the Board

* Ferdinand A. Berger	Director

* Thomas W. Cason	Director

* Richard L. George	Director

* Khaled R. Al-Haroon	Director

* C. Russell Luigs	Director

* Edward R. Muller	Director

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* Paul J. Powers	Director

* Maha A. R. Razzuqi	Director

* Stephen J. Solarz	Director

* Carroll W. Suggs	Director

* Nader H. Sultan	Director

* John L. Whitmire	Director

*By	/s/ James L. McCulloch
James L. McCulloch
(Attorney-in-Fact)

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INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Maples and Calder

23.1	Consent of PricewaterhouseCoopers L.L.P., Independent Accountants

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Netherland, Sewell and Associates, Inc.

23.4	Consent of DeGolyer and MacNaughton

24.1	Powers of Attorney for GlobalSantaFe Corporation

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